UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2004

Open Solutions Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02333-56	22-3173050

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

300 Winding Brook Drive, Glastonbury, CT	06033

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 652-3155

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets

     On October 29, 2004, 6259936 Canada Inc. (the “Subsidiary”), a corporation incorporated under the laws of Canada and a wholly-owned subsidiary of Open Solutions Inc. (the “Registrant”), acquired all of the outstanding shares of capital stock of Datawest Solutions Inc. (“Datawest”) pursuant to the terms of an Acquisition Agreement (the “Acquisition Agreement”), dated as of August 25, 2004, among the Registrant, the Subsidiary and Datawest. The aggregate consideration paid for all of the outstanding shares of capital stock of Datawest was CDN$47,595,986 (approximately US$38.9 million at current exchange rates). The aggregate consideration consisted of CDN$1.16 (approximately US$0.95 at current exchange rates) paid for each outstanding share of common stock of Datawest and CDN$2.60 (approximately US$2.13 at current exchange rates) paid for each outstanding share of preferred stock of Datawest.

     The terms of the Acquisition Agreement were determined on the basis of arms-length negotiations. Prior to the execution of the Acquisition Agreement, to the best knowledge of the Registrant, the Registrant nor any of its affiliates, any director or officer of the Registrant, nor any associate of any such director or officer, had any material relationship with Datawest.

     Datawest, headquartered in Vancouver, British Columbia, Canada, is a provider of banking and payment technology solutions. Datawest’s Banking Solutions Group provides outsourced banking technology to Canadian credit unions, integrated with advanced phone and Internet banking solutions, technology for web-based experience management solutions and customer relationship management systems. The Payment Solutions Group manages an ATM network in Canada and develops and delivers electronic payment products and services, including ATM and POS systems and electronic funds transfer transaction processing, device management and monitoring. Datawest also provides professional services for implementation of banking and payment systems in major financial institutions and other financial services organizations.

     The Registrant issued a press release regarding the Acquisition Agreement on October 29, 2004, which is attached as Exhibit 99.1 to this report.

     The foregoing summary description of the terms of the transaction is qualified in its entirety by reference to the Acquisition Agreement, which is attached as Exhibit 2.1 to this report.

     Statements made in this report that state the Registrant’s intentions, beliefs, expectations or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this report and the Registrant undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause the Registrant’s actual intentions, beliefs, expectations or predictions to differ materially from those projected in such forward-looking statements, including economic, competitive, governmental, technological and other factors discussed in the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2004, as filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

     (a) Financial Statements of Businesses Acquired

     Not filed herewith. Pursuant to Item 9.01(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information as an amendment to this report within 71 days of the date on which this report is due.

     (b) Pro Forma Financial Information

     Not filed herewith. Pursuant to Item 9.01(b)(2) of Form 8-K, the Registrant hereby undertakes to file such information as an amendment to this report within 71 days of the date on which this report is due.

     (c) Exhibits

     See Exhibit Index attached hereto.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEN SOLUTIONS INC.
Date: November 1, 2004	By:	/s/ Carl D. Blandino
Carl D. Blandino
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Acquisition Agreement, dated as of August 25, 2004, between Open Solutions Inc., 6259936 Canada Inc. and Data Solutions Inc. (incorporated by reference to Exhibit 2.1 to the Registrant’s Current Report on Form 8-K dated August 25, 2004)
99.1	Press Release dated October 29, 2004